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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholders Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 13, 1999 incorporated by reference in this Registration Statement (Form N-1A Nos. 33-84270 and 811-8776) of Alliance All-Asia Investment Fund, Inc.


ERNST & YOUNG LLP

New York, New York
October 25, 2000





































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